Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A U.S. National Banking Association	41-1592157
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

Sixth Street and Marquette Avenue
Minneapolis, Minnesota	55479
(Address of principal executive offices)	(Zip code)

Stanley S. Stroup, General Counsel

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

Sixth Street and Marquette Avenue

Minneapolis, Minnesota  55479

(612) 667-1234

(Agent for Service)

COUCHE-TARD U.S. L.P.

COUCHE-TARD FINANCING CORP.

(Exact name of obligor as specified in its charter)

Delaware	26-0017946
Delaware	81-0638989
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 St-Martin Blvd., East

Tower B, Suite 200

Laval Quebec, H7G 4S7

Canada

(Address of principal executive offices)

7 ½% Senior Subordinated Notes 2013

(Title of the indenture securities)

Item 1.             General Information.  Furnish the following information as to the trustee:

(a)                               Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

The Board of Governors of the Federal Reserve System

Washington, D.C.

(b)                              Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.             Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee.	Not applicable.

Item 16.	List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility. Wells Fargo Bank incorporates by reference into this Form T-1 the exhibits attached hereto.

Exhibit 1.	a.	A copy of the Articles of Association of the trustee now in effect.***

Exhibit 2.	a.	A copy of the certificate of authority of the trustee to commence business issued June 28, 1872, by the Comptroller of the Currency to The Northwestern National Bank of Minneapolis.*

b.

A copy of the certificate of the Comptroller of the Currency dated January 2, 1934, approving the consolidation of The Northwestern National Bank of Minneapolis and The Minnesota Loan and Trust Company of Minneapolis, with the surviving entity being titled Northwestern National Bank and Trust Company of Minneapolis.*

c.

A copy of the certificate of the Acting Comptroller of the Currency dated January 12, 1943, as to change of corporate title of Northwestern National Bank and Trust Company of Minneapolis to Northwestern National Bank of Minneapolis.*

	d.	A copy of the letter dated May 12, 1983 from the Regional Counsel, Comptroller of the Currency, acknowledging receipt of notice of name change effective May 1, 1983 from Northwestern National Bank of Minneapolis to Norwest Bank Minneapolis, National Association.*

e.

A copy of the letter dated January 4, 1988 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation and merger effective January 1, 1988 of Norwest Bank Minneapolis, National Association with various other banks under the title of “Norwest Bank Minnesota, National Association.”*

f.

A copy of the letter dated July 10, 2000 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation effective July 8, 2000 of Norwest Bank Minnesota, National Association with various other banks under the title of “Wells Fargo Bank Minnesota, National Association.”****

Exhibit 3.	A copy of the authorization of the trustee to exercise corporate trust powers issued January 2, 1934, by the Federal Reserve Board.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	Consolidated Report of Condition attached.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to exhibit number 25.1(b) filed with registration statement number 333-74872.

***	Incorporated by reference to exhibit T3G filed with registration statement number 022-22473.

****	Incorporated by reference to exhibit number 2f to the trustee’s Form T-1 filed as exhibit 25.1 to the Current Report Form 8-K dated September 8, 2000 of NRG Energy Inc. file number 001-15891.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 26th day of January 2004.

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION

By: /s/ Joseph P. O’Donnell

Joseph P. O’Donnell
Assistant Vice President

EXHIBIT 6

January 26, 2004

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION

By: /s/ Joseph P. O’Donnell

Joseph P. O’Donnell
Assistant Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank Minnesota, National Association

of Sixth Street and Marquette Avenue, Minneapolis, MN 55479

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2003, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$1,736
Interest-bearing balances		2
Securities:
Held-to-maturity securities		0
Available-for-sale securities		1,659
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		7,165
Securities purchased under agreements to resell		30
Loans and lease financing receivables:
Loans and leases held for sale		19,457
Loans and leases, net of unearned income	19,967
LESS: Allowance for loan and lease losses	283
Loans and leases, net of unearned income and allowance		19,684
Trading Assets		153
Premises and fixed assets (including capitalized leases)		183
Other real estate owned		11
Investments in unconsolidated subsidiaries and associated companies		0
Customers’ liability to this bank on acceptances outstanding		30
Intangible assets
Goodwill		291
Other intangible assets		10
Other assets		1,509

Total assets		$51,920

LIABILITIES
Deposits:
In domestic offices		$34,250
Noninterest-bearing	21,468
Interest-bearing	12,782
In foreign offices, Edge and Agreement subsidiaries, and IBFs		5,458
Noninterest-bearing	0
Interest-bearing	5,458
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		1,440
Securities sold under agreements to repurchase		1,303

Dollar Amounts In Millions

Trading liabilities	2
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	4,769
Bank’s liability on acceptances executed and outstanding	30
Subordinated notes and debentures	0
Other liabilities	951

Total liabilities	$48,203

Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	100
Surplus (exclude all surplus related to preferred stock)	2,134
Retained earnings	1,421
Accumulated other comprehensive income	62
Other equity capital components	0

Total equity capital	3,717

Total liabilities, minority interest, and equity capital	$51,920

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Martin
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Jon R. Campbell
Marilyn A. Dahl	Directors
Gerald B. Stenson